UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2017

HEMISPHERE MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	001-35886 (Commission File Number)	80-0885255 (I.R.S. Employer Identification Number)

4000 Ponce de Leon Boulevard
Suite 650
Coral Gables, FL 33146
           (Address of principal executive offices) (Zip Code)

(305) 421-6364 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 29, 2017, Jose E. Ramos, notified Hemisphere Media Group, Inc. (the “Company”) that he intends to retire from his position of President and General Manager of WAPA-TV, a division of Televicentro of Puerto Rico, LLC (“Televicentro”), an indirect wholly-owned subsidiary of the Company, effective on a date to be determined during the first half of the fiscal year ending December 31, 2018.  Mr. Ramos will continue to work with the WAPA-TV and the Company as necessary to assist with the transition of his responsibilities for a period of time mutually convenient to the Company and Mr. Ramos.
On November 29, 2017, the Company also announced that Mr. Ramos will be succeeded by Javier Maynulet, who is expected to assume the role of President and General Manager of WAPA-TV effective upon Mr. Ramos’ retirement.  Prior to Mr. Ramos’ retirement, Mr. Maynulet shall serve as the Chief Operating Officer of WAPA-TV, effective December 1, 2017.  Mr. Maynulet, 43, most recently served as Senior Vice President and Chief Financial Officer of Univision Networks where he was responsible for financial reporting and planning for the Networks division as well as several emerging cable networks. From 2009 to 2014, Mr. Maynulet was the Senior Vice President and Chief Financial Officer of Telemundo Media where he had financial responsibility for the Telemundo Network and Stations, cable networks, digital media, Telemundo International Distribution and Telemundo Studios. He was also responsible for overall controllership, strategic and tactical planning and analysis, as well as the short and long-term financial planning process for Telemundo Media. Prior to this, Mr. Maynulet held several senior level positions, including Senior Vice President, Chief Financial Officer of Universal Media Studios & Universal Cable Productions at NBCUniversal and earlier as Director of Finance at NBC owned WTVJ and WSCV in Miami.
Mr. Maynulet does not have any family relationship with any director, executive officer or person nominated or serving as a director or executive officer of the Company. Other than his employment relationship, Mr. Maynulet does not have a direct or indirect material interest in any transaction in which the Company is a participant.
On November 29, 2017, the Company, Televicentro and Mr. Maynulet entered into an employment agreement (the "Maynulet Agreement") pursuant to which Mr. Maynulet will serve as the Chief Operating Officer of WAPA-TV for a term beginning on December 1, 2017 until December 31, 2020, and upon the resignation or termination of Mr. Ramos, Mr. Maynulet will serve as the President and General Manager of WAPA-TV.

Under the Manyulet Agreement, Mr. Maynulet’s base salary will be $450,000 and, beginning with the fiscal year ending December 31, 2018, Mr. Maynulet will be eligible to earn an annual bonus based on the attainment of a certain percentage of the Company’s performance goals.  The annual bonus shall be equal to 18.75% of base salary if the Company achieves at least 80% of its performance goals and 25% of base salary if the Company achieves at least 100% of its performance goals (the “Target Bonus”), with the actual bonus based on linear interpolation between performance goal achievement between 80% and 100%.  For the fiscal year ending December 31, 2018, Mr. Maynulet will also be eligible to earn a discretionary bonus based on Televicentro’s performance, with a target discretionary bonus of 25% of base salary.  In addition, Mr. Maynulet is entitled to a $50,000 signing bonus, which is subject to repayment if Mr. Maynulet voluntarily resigns or is terminated for cause within two years of his commencement of employment.

The Maynulet Agreement provides that Mr. Maynulet will be granted an option to purchase 55,000 shares of Company common stock (“Stock”) and 55,000 restricted shares of Stock (the “Equity Awards”).  The Equity Awards will vest in three equal annual installments.

The Maynulet Agreement further provides that Mr. Maynulet is entitled to participate in all of the Company’s benefit plans and programs commensurate with his position at the Company, travel reimbursements during the first year of employment and an automobile allowance of up to $1,000 per month.

Under the Maynulet Agreement, if Mr. Maynulet’s employment is terminated by the Company without cause, Mr. Maynulet will be entitled to an amount equal to one times his base salary and Target Bonus paid over the twelve-month period following termination.  If Mr. Maynulet’s employment is terminated due to death or disability, Mr. Maynulet will be entitled to a pro rata amount of the actual annual bonus he would have received had he remained employed through the year of his termination. The severance payments and benefits are subject to Mr. Maynulet’s execution of a release of claims. Following the termination of employment Mr. Maynulet is subject to a one year non-compete and non-solicit covenant.

The description of the Maynulet Agreement is qualified in its entirety by reference to the full text of the agreement which will be filed with the Company’s Annual Report on Form 10-K for the period ending December 31, 2017.

Item 7.01.  Regulation FD Disclosure.

On November 29, 2017, the Company issued a press release in connection with the aforementioned changes to the management at WAPA-TV. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this item.

The information included in Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, is furnished solely pursuant to Item 7.01 of this Current Report on Form 8-K. Consequently, it is not deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Act of 1933 or the Exchange Act if such subsequent filing specifically references this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release issued by the Company on November 29, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by the Company on November 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEMISPHERE MEDIA GROUP, INC.

Date: November 29, 2017	By:	/s/ Alex J. Tolston
Name: Alex J. Tolston
Executive Vice President, General Counsel and Corporate Secretary